THE EASTERN COMPANY
                               112 Bridge Street
                                  P.O. Box 460
                            Naugatuck, CT 06770-0460

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 April 22, 1998

The Annual Meeting of shareholders of The Eastern Company ("Eastern" or the "Company") will be held on April 22, 1998 at 10:30 a.m., local time, at the office of the Company, 112 Bridge Street, Naugatuck, Connecticut 06770-0460, for the following purposes:

1.       To elect two directors.
2. To approve the appointment by the Board of Directors of Ernst & Young LLP as independent auditors to audit the consolidated financial statements for the current fiscal year.
3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed February 27, 1998 as the record date for the determination of common shareholders entitled to notice of, and to vote at the Annual Meeting or any adjournment thereof.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we urge you to sign, date and return the enclosed white proxy card promptly in the postpaid return envelope that is provided. If you attend the meeting and desire to vote in person, your proxy will not be used.

All shareholders are cordially invited to attend the meeting, and management looks forward to seeing you there.

By order of the Board of Directors,

Donald E. Whitmore, Jr.
Secretary

March 20, 1998

                                PROXY STATEMENT

                                       of

                              THE EASTERN COMPANY


                     for the Annual Meeting of Shareholders
                          To Be Held on April 22, 1998

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of The Eastern Company ("Eastern" or the "Company") for use at the 1998 Annual Meeting of Shareholders and at any adjournment thereof. This proxy statement is first being furnished to shareholders on or about March 20, 1998.



           GENERAL INFORMATION REGARDING VOTING AT THE ANNUAL MEETING

The Board has fixed the close of business on February 27, 1998 as the record date ("Record Date") for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 2,603,434 outstanding shares of Eastern common stock ("Common Shares") with each Common Share entitled to one vote.

The presence, in person or by proxy, of holders of a majority of the voting power of the Common Shares entitled to vote at the Annual Meeting is necessary to constitute a quorum.

Shares represented by Eastern's proxy card will be voted at the Annual Meeting, either in accordance with the directions indicated on the proxy card, or, if no directions are indicated, in accordance with the recommendations of the Board contained in this Proxy Statement and on the form of proxy. If a proxy is signed and returned without specifying choices, the Common Shares represented thereby will be voted (1) FOR the proposal to elect Messrs. Henry and Whitmore to the Board of Directors and (2) FOR the appointment of independent auditors. The Company is not aware of any matters other than those set forth herein which will be presented for action at the Annual Meeting. If other matters should be presented, the persons named in the proxy intend to vote such proxies in accordance with their best judgment.

A shareholder may revoke the appointment of a proxy by making a later appointment or by giving notice of revocation to The Eastern Company, 112 Bridge Street, P.O. Box 460, Naugatuck, CT 06770-0460. Attendance at the Annual Meeting does not in itself revoke the appointment of a proxy; however, it may be revoked by giving notice in open meeting. A revocation made during the Annual Meeting after the polls have been closed will not affect the previously taken vote.

Solicitation of Proxies

The cost of solicitation of proxies will be borne by the Company. This solicitation by mail to the Company's shareholders (including this proxy statement and the enclosed proxy) began on approximately March 20, 1998. In addition to this solicitation by mail, officers and regular employees of the Company and its subsidiaries may make solicitation by mail, telephone or personal interviews, and arrangements may be made with companies, brokerage firms, and others to forward proxy material to their principals. The Company will defray the expenses of such additional solicitations.

Voting at the Annual Meeting

A plurality of the votes duly cast is required for the election of directors. Each of the other matters to be acted upon at the Annual Meeting will be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter.

Under Connecticut law, an abstaining vote is considered to be present but is not deemed to be a vote cast. As a result, abstentions and broker "non-votes" are not included in the tabulation of the voting results on the election of directors or the other matters to be acted on at the Annual Meeting, each of which requires the approval of a plurality or majority of the votes cast, and therefore do not have the effect of votes in opposition in such tabulations. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker "non-votes" and shares as to which a shareholder abstains are included for purposes of determining whether a quorum is present at the Annual Meeting.

The Board of Directors recommends voting:

     FOR the election of Messrs. Henry and Whitmore as directors.
     FOR the appointment of Ernst & Young LLP as independent auditors.

                                   Item No. 1

                             ELECTION OF DIRECTORS

At the meeting, two directors will be elected to serve for three-year terms which expire in 2001 and until their successors are elected and qualified. Charles W. Henry and Donald E. Whitmore, Jr., current directors whose terms expire in 1998, are nominees for election at the meeting.

Unless otherwise specified in your proxy, the persons with power of substitution named in the proxy card will vote your shares FOR the Company's nominees named below. If any of such nominees are unable or unwilling to accept nomination, the proxies will be voted for the election of such other persons as may be recommended by the Nominating Committee of the Board of Directors. The Board of Directors, however, has no reason to believe that any of the Company's nominees will be unavailable for election at the Annual Meeting. Approval of this resolution requires the affirmative vote of a plurality of the votes duly cast by the shares represented at the meeting which are entitled to vote on the matter.

The Board of Directors recommends a vote FOR the election of Messrs. Henry and Whitmore as directors.

The biographical information set forth below with respect to each director's present principal occupation, business and other affiliations, and beneficial ownership of equity securities of the Company has been furnished by the director. Unless otherwise indicated, each director has been employed in the principal occupation or employment listed for at least the past five years.


                 COMPANY NOMINEES FOR ELECTION AT THE 1998 ANNUAL MEETING
                         FOR A THREE-YEAR TERM EXPIRING IN 2001

                                                                                  Common
                                                                                   Stock
                                                                                Beneficially
Name, Age and Positions             Principal Occupation                         Owned as of      Percentage
Presently Held with                 During Past Five Years:          Director    February 27,         of
The Company                         Other Directorships              Since          1998             Class
Charles W. Henry, 48                Partner                            1989        32,065            1.1%
  Director #*+=                     Kernan & Henry
                                    Waterbury, CT

Donald E. Whitmore, Jr., 62         Executive Vice President, Chief    1980        43,236            1.5%
  Director and Executive Vice       Financial Officer and Secretary
  President, Chief Financial        of the Company
  Officer and Secretary
  of the Company

                                     CONTINUING DIRECTORS
                                   (TERMS TO EXPIRE IN 1999)

                                                                                  Common
                                                                                   Stock
                                                                                Beneficially
Name, Age and Positions            Principal Occupation                          Owned as of      Percentage
Presently Held with                During Past Five Years:           Director    February 27,         of
The Company                        Other Directorships               Since          1998             Class
John W. Everets, 51                Chairman of H.P.S.C. Inc.          1993         27,154            1.0%
  Director #                       Boston, MA
                                   (Financial Services)
                                   Chairman and Co-Owner
                                   Richardson Co. Inc. 1990-1993
                                    Director: H.P.S.C. Inc.
                                              Crown/Northcorp Inc.
                                              Dairymart

Leonard F. Leganza, 67             President and Chief Executive      1981         59,960            2.2%
  Director and President and       Officer of the Company
  Chief Executive Officer          Financial and Business
  of the Company *=                Consultant
                                   Farmington, CT

Russell G. McMillen, 79            Retired Chairman of the Company    1959        124,574            4.5%
  Director *+=

David C. Robinson, 55              President of The Robinson          1990         38,268            1.4%
  Director *+=                     Company, Waterbury, CT
                                    Director: Engineered Sinterings
                                              and Plastics Inc.


                                     CONTINUING DIRECTOR
                                   (TERM TO EXPIRE IN 2000)


                                                                                  Common
                                                                                   Stock
                                                                                Beneficially
Name, Age and Positions       Principal Occupation                               Owned as of      Percentage
Presently Held with           During Past Five Years:                Director    February 27,        of
The Company                   Other Directorships                    Since          1998            Class
Donald S. Tuttle III, 49      Vice President and Account Executive,   1988         29,309           1.1%
  Director #                  Paine Webber, Middlebury, CT



*  Members of the Executive Committee
#  Members of the Audit Committee
+  Members of the Compensation Committee
=  Members of the Nominating Committee

                                   Item No. 2

                      APPOINTMENT OF INDEPENDENT AUDITORS

The services of Ernst & Young LLP for the fiscal year ending January 3, 1998 included an audit of the consolidated financial statements of the Company and its subsidiaries; assistance and consultations in connection with filing the Form 10-K annual report with the Securities and Exchange Commission; consultation on financial accounting and reporting matters; and meetings with the Audit Committee of the Board of Directors.

All audit services provided by Ernst & Young LLP in 1997, which were similar to the audit services provided in prior years, were approved by the Audit Committee in advance of the work being performed.

The Board of Directors recommends continuing the services of this firm for the current fiscal year. Accordingly, the Board of Directors will recommend at the meeting that the shareholders approve the appointment of the firm of Ernst & Young LLP to audit the consolidated financial statements of the Company for the current year.

The proposal to appoint Ernst & Young LLP as independent auditors will be approved if at the Annual Meeting at which a quorum is present, the votes cast in favor of the proposal exceed the votes cast opposing the proposal.

Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so, as well as respond to questioning.

The Board of Directors recommends a vote FOR the appointment of Ernst & Young LLP as independent auditors.

             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL SHAREHOLDERS

The following table sets forth information, as of February 27, 1998 (unless a different date is specified in the notes to the table), with respect to (a) each person known by the Board of Directors of the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Shares, (b) each current director of the Company, (c) each of the Named Officers (as hereinafter defined) and (d) all directors and executive officers of the Company as a group:


                                                               Amount and nature
                                                               of beneficial     Percent of
Shareholder                                                    ownership (a)     class (b)
Bank Boston, NA as trustee under The                             216,854           7.8%
Eastern Company Pension Plan for Salaried Employees (c)
81 West Main Street
Waterbury, CT  06702

Dimensional Fund Advisors, Inc. (d)                              145,200           5.2%
1299 Ocean Avenue
Suite 650
Santa Monica, CA  90401

The First National Bank of Boston or one of its nominees         145,972           5.3%
100 Federal Street
Boston, MA  02110

Millbrook "Group" (e)                                            178,400           6.5%
Millbrook Capital Management Inc. (e)
     MMI Investments, L.L.C. (e)
     John S. Dyson (e)

John W. Everets                                                   27,154           1.0%

Charles W. Henry                                                  32,065           1.1%

Leonard F. Leganza                                                59,960           2.2%

Russell G. McMillen                                              124,574           4.5%

David C. Robinson                                                 38,268           1.4%

Donald S. Tuttle, III                                             29,309           1.1%

Donald E. Whitmore, Jr.                                           43,236           1.5%

All directors and executive officers as a group (7 persons)      354,566 (f)      12.8%

(a) The Securities and Exchange Commission has defined "beneficial owner" of a security to include any person who has or shares voting power or investment power with respect to any such security or who has the right to acquire beneficial ownership of any such security within 60 days. Unless otherwise indicated, (i) the amounts owned reflect direct beneficial ownership, and (ii) the person indicated has sole voting and investment power. Amounts shown include the number of Common Shares subject to outstanding options under the Company's stock option plans that are exercisable within 60 days. Reported shareholdings include, in certain cases, shares owned by or in trust for a director's or nominee's spouse, and in which all beneficial interest has been disclaimed by the director or the nominee.

(b) The percentages shown are calculated on the basis that outstanding shares include Common Shares subject to outstanding options under the Company's stock option plans that are exercisable by directors and officers within 60 days.

(c) Reported shareholdings as of January 30, 1998. Bank Boston, NA as trustee of the salaried pension plan, will vote the Common Shares held in this trust.

(d) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 145,200 Common Shares as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(e) According to Amendment No. 7 to Millbrook's Schedule 13D, filed on November 24, 1997, both Millbrook, MMI and Mr. Dyson are a member of a "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934. The group owned a total of 178,400 or 6.4% of the Company's Common Shares as of February 25, 1998.

(f) Directors and Executive Officers have sole voting and investment powers as to 354,566 shares (12.8% of the outstanding stock). Also included are stock options for 166,800 shares deemed exercised solely for purposes of showing beneficial ownership by such group.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the American Stock Exchange. Directors, officers and greater-than-10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on its review of copies of such reports filed with the SEC since January 1997, or written representations from certain reporting persons that no such reports were required for those persons, the Company believes that all persons subject to the reporting requirements of Section 16(a) have filed the required reports on a timely basis, with the exception of one report which was filed late by Charles
W. Henry relating to a sale of the Company's common shares.



                      COMMITTEES OF THE BOARD OF DIRECTORS

The Company's Board of Directors has four standing committees: an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating
Committee. During 1997, the Board of Directors had nine (9) meetings. During 1997 each Director attended at least 75 percent or more of those meetings and the meetings of committees on which he served with the exception of Mr. Ole K. Imset, a former Director of the Company. Mr. Imset attended fewer than 75% of the aggregate number of Board and committee meetings during 1997 because of a serious illness that resulted in his death in November, 1997.

Executive Committee. The Executive Committee, acting with full authority of the Board of Directors, approves minutes, monthly operating reports, capital expenditures, banking matters, and other issues requiring immediate attention. Executive Committee meetings are generally scheduled for each month in which there is no Directors' Meeting. During 1997, three (3) Executive Committee Meetings were held.

Audit Committee. The Audit Committee is responsible for reviewing and planning the scope of the audit as well as reviewing the Company's financial statements and the results of such audit. During 1997, two (2) Audit Committee Meetings were held.

Compensation Committee. The Compensation Committee is responsible for management compensation and all related matters, as well as selecting the employees to be granted stock options. It had four (4) meetings in 1997.

Nominating Committee. The Nominating Committee which is responsible for making recommendations to the Board of Directors as to board size and to nominate prospective candidates to serve as Directors, did not meet in 1997. The Nominating Committee will consider candidates recommended by other Directors and in writing from shareholders.

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table

The following information relates to annual and long-term compensation for services to the Company in all capacities for the fiscal years ended January 3, 1998, December 28, 1996 and December 30, 1995 of those persons who, at January 3, 1998 were (i) the Chief Executive Officer and the retired Chief Executive Officer and (ii) the only other executive officer of the Company (collectively the "Named Officers").


                                            Annual Compensation                         Long Term Compensation
                                                                                     Awards                Payouts
                                                                Other            Restricted  Securities
Name and Principal                                              Annual           Shares      Underlying     LTIP     All Other
Position as of                      Salary (1)    Bonus (2)     Compensation     Awards      Options/SARs   Payouts  Compensation
January 3, 1998            Year        ($)           ($)            ($)          ($)            ($)          ($)       ($)
Leonard F. Leganza         1997     $147,808(3)   $118,246      $1,552          -----       -----          -----   $    565(4)
  Director,                1996       -----       -----         -----           -----       -----          -----        -----
President and CEO          1995       -----       -----         -----           -----       -----          -----        -----

Stedman G. Sweet           1997     $ 91,269(5)   $ 56,000      $1,232          -----       -----          -----    $266,876(4)(5)
  Retired Director,        1996     $210,000                    $1,556          -----       -----          -----    $  1,500(4)
  President and CEO        1995     $205,000      $ 60,120      $1,544          -----       -----          -----    $  1,180(4)

Donald E. Whitmore, Jr.    1997     $137,596(6)   $110,077      $1,556         $134,063(7)  -----          -----    $  1,376(4)
  Director, Executive      1996     $130,500      -----         $1,556          -----       -----          -----    $  1,305(4)
  Vice President,          1995     $127,000      $ 21,844      $1,544          -----       -----          -----    $  1,270(4)
  CFO and Secretary


(1)      1997 consisted of 53 weeks.  Salaries were paid on that basis.
(2) Bonuses are reported in the year earned. Payment is normally made the following year.
(3) Mr. Leganza became President and Chief Executive Officer on April 23, 1997 at an annual salary of $210,000.
(4) Mr. Leganza, Mr. Sweet and Mr. Whitmore participated in the company's 401(k) program and received company contributions under the provisions of the plan.
(5) Mr. Sweet retired as Director, President and Chief Executive Officer on April 23, 1997. As part of his pre-existing benefit package Mr. Sweet received one year's base salary. Upon taking early retirement, Mr.Sweet began to receive $1,015.87 per month under an existing Deferred Compensation Plan and $1,472.88 per month under an existing Supplemental Employee Retirement Plan. In addition Mr. Sweet is receiving benefits under the 100% joint and survivor option of the Company's Salaried Employees' Retirement Plan amounting to $6,423.74 monthly.
(6)      Mr. Whitmore has been an Executive Officer of the Company since 1977.
(7) Mr. Whitmore was granted 7,500 shares of restricted shares on December 16, 1997. The fair market value of the Company Common Shares on the date of the grant of the restricted stock was $17.875. In general the restrictions will lapse on December 28, 2002. However, the restrictions on the shares may lapse on earlier dates if certain performance goals based on the earnings per share of the Company Common Shares are achieved. The restrictions will also lapse in the event an unfriendly change in control occurs. The fair market value of the restricted stock as of January 3,1998 was $19.75 per share or $148,125 in total. Dividends are paid on shares of restricted stock.

                      Aggregated Option/SAR Exercises in Last Fiscal Year
                              and Fiscal Year-End Option/SAR Values



                                                          Number of Securities     Value of
                                                              Underlying           Unexercised
                                                              Unexercised          In-the-Money
                           Shares                             Options/SARs         Options/SARs
                           Acquired on       Value            at FY-End(#)         at FY-End ($) (i)
Name                       Exercise (#)      Realized ($)     All Exercisable      All Exercisable
Leonard F. Leganza           ___               ___                 56,250              $264,413
CEO & President

Stedman G. Sweet           15,000            $94,688 (ii)            ___                 ___
Retired CEO
& President

Donald E. Whitmore, Jr.     5,000            $41,875 (iii)         10,000              $103,750
Executive Vice President,
CFO and Secretary

 (i) Based on the fair market value of the Company Common Shares on January 3, 1998 of $19.75 per share and the option exercise prices ranging from $9.08 to $17.875 per share. (ii) Based on the fair market value of the Company Common Shares on July 15, 1997 of $15.687 per share and the option exercise price of $9.375 per share. (iii)Based on the fair market value of the Company Common Shares on November 24, 1997 of $17.75 per share and the option exercise price of $9.375 per share



                                 PENSION PLANS

Retirement Benefits

The Company maintains a pension plan for salaried employees. Under the plan, the amount of a member's annual normal retirement benefit is equal to one percent (1%) of total annual compensation applicable to each year of service and the sum of one half of one percent (0.5%) of average annual compensation plus one half of one percent (0.5%) of average annual compensation in excess of $10,000, multiplied by years of service not in excess of thirty (30). Average annual compensation means the average of the member's annual compensation for the five
(5) consecutive calendar years prior to retirement which result in the highest average.

As of January 3, 1998, Mr. Leganza had less than one year of service and was not entitled to any benefits under the plan. As of January 3, 1998, Mr. Whitmore had 32 years of service. The estimated annual retirement benefit payable to Mr. Whitmore is $72,603. This benefit is based on the five year certain form of annuity. Mr. Sweet, the former President and Chief Executive Officer of the Company, retired on April 23, 1997 and on July 1, 1997 began receiving monthly benefits of $6,423.74 under the plan. This benefit is payable under the 100% joint and survivor form of annuity.

SIP Plan

The Company maintains a savings and investment plan (the "SIP Plan") for salaried employees. A salaried employee who is participating in the SIP Plan may execute a salary reduction agreement requiring the Company to reduce his or her taxable earnings by an amount of from 1% to 18% (but not in excess of $9,500 for calendar year 1997), and to contribute that amount to the SIP Plan. If an employee executes such a salary reduction agreement, the Company will make a matching contribution to the SIP Plan on behalf of the employee. For 1997 the matching contribution equaled 25% of that portion of an employee's salary reduction contribution which did not exceed 4% of his or her earnings. An employee is fully vested in his or her salary reduction contributions and the earnings on those contributions. An employee will become vested in any matching contributions, and the earnings thereon, over a period of years, with full vesting after completing five years of service or upon reaching age 65. Employees who are participating in the SIP Plan may direct that their account balances be invested in one or more investment options offered under the plan.


                            EXECUTIVE INCENTIVE PLAN

During 1997, the Executive Officers were eligible, under the 1997 Executive Incentive Plan, to earn unlimited incentives exclusively based on corporate net per share earnings. The Treasurer's incentive was subject to a 25% maximum of base pay. All other Vice Presidents and Division Managers were eligible to earn unlimited incentives with a portion of their incentive based on corporate per share earnings. The major portion of their incentive was based on their division's or group's return on investment ("ROI"). Once the division's ROI reached 8%, an incentive was earned at 4.29% of base salary for each 1% increase in ROI.

Effective for 1998, the Executive Incentive Plan has been modified. The corporate officers, including the President, Executive Vice President and Treasurer, may receive an incentive subject to a maximum of base pay of 82%, for the President and Executive Vice President and a maximum of 50% of base pay for the Treasurer. The incentive is tied exclusively to corporate earnings per share. All other Vice Presidents and Division Managers will earn a portion of their incentive based on corporate net per share earnings, subject to a maximum of 8.2% of base pay. The majority of their incentive, with an unlimited potential, will be based on achieving their respective division or group targets.


                                 STOCK OPTIONS

On April 27, 1983, the shareholders approved the Incentive Stock Option Plan (the "1983 Plan"), which by its terms expired on February 9, 1993. No additional options may be granted under the 1983 Plan. However, options previously granted remain exercisable in accordance with their terms.

On April 26, 1989, the shareholders approved The Eastern Company 1989 Executive Stock Incentive Plan (the "1989 Plan"), which by its terms will expire either on February 7, 1999 or upon any earlier termination date established by the Board of Directors. The 1989 Plan authorizes the granting of stock options to purchase shares of common stock, no-par value, of the Company. Under the 1989 Plan, incentive stock options may be granted to salaried officers and other key employees of the Company and its subsidiary corporations. The total amount of such common stock which may be issued under options granted under this 1989 Plan shall not exceed in the aggregate 240,000 shares.

On April 26, 1995, the shareholders approved The Eastern Company 1995 Executive Stock Incentive Plan (the "1995 Plan"), which by its terms will expire either on February 8, 2005 or upon any earlier termination date established by the Board of Directors. The 1995 Plan authorizes the granting of incentive stock options and non-qualified stock options to purchase shares of common stock and the granting of shares of restricted stock. The Compensation Committee of the Company's Board of Directors will determine the restrictions which will apply to shares of restricted stock granted under the 1995 Plan. Awards may be granted to salaried officers and other key employees of the Company, whether or not such employees are also serving as directors of the Company. The 1995 Plan also provides for the grant of non-qualified stock options to purchase 11,250 shares of common stock to each non-employee director of the Company upon his or her first election as a director. The total amount of such common stock which may be issued under awards granted under the 1995 Plan shall not exceed in the aggregate 250,000 shares.

On September 17, 1997 the Compensation Committee adopted The Eastern Company 1997 Directors Stock Option Plan (the "1997 Plan") which by its terms will expire either on September 16, 2007 or upon any earlier termination date established by the Board of Directors. The 1997 Plan authorizes the granting of non-qualified stock options to purchase shares of common stock to the non-employee directors of the Company. The total amount of such common stock which may be issued under options granted under the 1997 Plan shall not exceed in the aggregate 150,000 shares.

The purchase price of the shares subject to each option granted under the 1983 and 1989 Plans and each incentive stock option granted under the 1995 Plan may not be less than the fair market value of the shares on the date of grant. The purchase price of shares subject to non-qualified stock options granted under the 1995 and 1997 Plans, and the price which must be paid to acquire a share of restricted stock granted under the 1995 Plan, will be set by the Compensation Committee of the Company's Board of Directors. All non-qualified stock options granted to date have required a purchase price equal to 100% of the fair market value of the common stock on the date of the grant.

Incentive stock options generally may not be granted under the 1983, 1989 or 1995 Plans to any employee who owns more than ten percent (10%) of the Company's voting stock at the time of such grant. Incentive stock options must be exercised within ten years, and non-qualified stock options must be exercised within ten years and one month, after being granted. Moreover, options may not be exercised more than three months after termination of employment or termination of service as a director, except in the case of death or disability, in which event the option may be exercised within one year after death or disability. Under the 1995 and 1997 Plans, the three month period is also extended to one year for an optionee who terminates employment or terminates service as a director at or after reaching age sixty-five (65).

Option/SAR and Long-term Incentive Plan Tables. The following table contains certain information relating to the grants of stock options, the exercise of stock options and the grant of long-term incentive awards during the fiscal year ended January 3, 1998. The company has no stock appreciation rights (SAR) programs in place. Options/SAR Grants in Last Fiscal Year (1997)


                                                                                                     Potential Realizable Value at
                                                                                                     Assumed Annual Rates of
                                                                                                     Stock Price Appreciation
                                    INDIVIDUAL GRANTS                                                for Option Term (1)
                          Number of         Percent of
                          Securities        Total Option/SARs
                          underlying        Granted to          Exercise or
                          Option/SAR        Employees in        Base Price        Expiration
Name                      Granted (#)       Fiscal Year         ($/Share)         Date                   5% ($)          10% ($)

Leonard F. Leganza         20,000                               $14.875           09/16/07              187,128          474,215
                           25,000                               $17.875           12/15/07              281,084          712,319
                           45,000            75.0%

Stedman G. Sweet            N/A              N/A                  N/A               N/A                   N/A              N/A

Donald E. Whitmore, Jr.     N/A              N/A                  N/A               N/A                   N/A              N/A


Note (1): The potential value of the options is based on the assumption that the value of the Company's Common Shares increased by 5 percent and 10 percent, compounded annually, in each year of the ten year term of the option. It is not intended to forecast the possible future appreciation, if any, of the Company's Common Shares.



                             DIRECTOR COMPENSATION

Each director who is not an employee of the Company ("Outside Director") is paid a director's fee for his services at the rate of $3,000 per year (plus an additional $1,000 if a member of the Executive Committee), as well as an attendance fee of $700 per meeting attended. All annual retainer fees and meeting fees paid to non-employee members of the Board of Directors of the Company are paid in Common Shares of the Company rather than in cash in accordance with the Directors Fee Program adopted by the shareholders on March 26, 1997.

On September 17, 1997 each director who was not an employee of the Company was granted an option to acquire 15,000 Common Shares at an exercise price of $14.875, the fair market value of the Common Shares at the date of grant.

                EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                       AND CHANGE IN CONTROL ARRANGEMENTS

Mr. Whitmore has an Employment Agreement with the Company through April 30,1998. This Employment Agreement includes basic annual compensation and benefits under the Company's other employee benefit programs. Mr. Whitmore's agreement also specifically includes continued participation in the Company's Executive Incentive Plan. If the Company breaches its obligations to Mr. Whitmore during the term of the agreement, then he must be paid an amount equal to the sum of his annual salary at the then-current annual rate, and the amount of the benefits he would have earned under the Executive Incentive Plan (if any). If his employment is terminated after a change in control of the Company, then he must be paid an amount equal to his total compensation for the prior fiscal year in addition to the amount payable for ordinary breach by the Company. The total amount received after a change of control, however, may not exceed 2.99 times his average annual compensation over the preceding five calendar years.



            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The members of the Compensation Committee are Mr. McMillen, director and former Chairman of the Company, and outside directors Charles W. Henry and David C. Robinson. The Committee is responsible for setting compensation, the Executive Incentive Plan, stock options and all related matters. Mr. Ole K. Imset, an outside director, was a member of the Compensation Committee until his death in November 1997. Mr. Leonard F. Leganza, formerly an outside director and currently President and Chief Executive Officer of the Company was a member of the Compensation Committee before he assumed his current position. The Compensation Committee met four (4) times in 1997.

  The executive compensation program  of  the  Company  has  been  designed to:

     Support a pay for performance policy that differentiates in compensation based upon corporate, business unit and individual performance.

     Motivate key management personnel to achieve strategic business initiatives and reward them for their achievement.

     Provide compensation opportunities which are in line with those offered by comparable companies, thus allowing the Company to compete for and retain talented executives who are critical to the Company's long-term success.

     Align the interests of executives with the long-term interests of shareholders through award opportunities that can result in the ownership of common stock.

At present, the executive compensation program is comprised of salary, annual cash incentive opportunities and long-term incentive opportunities in the form of stock options and restricted stock. As an executive's level of responsibility increases, a greater portion of that individual's potential total compensation opportunity is in the form of the Executive Incentive Plan. This is tied to individual plant and overall corporate profit objectives and stock options and restricted stock which are intended to increase the motivation for the Company's long-term success as measured by the Company's share price and book value per share. Effective December 30, 1996, the Compensation Committee increased the salary paid to Mr. Donald E. Whitmore, Jr., Vice President and Chief Financial Officer, by 3.4% based upon the level of achievement in line with the Company's executive compensation program.

Russell G. McMillen         Charles W. Henry             David C. Robinson

                   SHAREHOLDER RETURN PERFORMANCE INFORMATION

The following graph sets forth the Company's cumulative Total Shareholder Return based upon an initial $100 investment made on December 31, 1992 (i.e., stock appreciation plus dividends during the past five fiscal years) compared to the Wilshire 5000 Index and the S&P Manufacturing Diversified Index. The Company manufactures and markets a broad range of locks, latches, fasteners and other security hardware that meets the diverse security and safety needs of industrial and commercial customers. Consequently, while the S&P Manufacturing Diversified Index being used for comparison is a standard index most closely related to the Company, it does not completely represent the Company's products or market applications. The Wilshire 5000 is a market index made up of 5,000 publicly-traded companies, including those having both large and small capitalization.



              [BAR GRAPH OF CUMULATIVE TOTAL RETURN APPEARS HERE]




                          Dec-92   Dec-93   Dec-94   Dec-95  Dec-96   Dec-97
Eastern Company            $100     $119     $133    $130     $145     $224
Wilshire 5000              $100     $111     $111    $152     $184     $241
S&P Manufacturing          $100     $121     $126    $177     $244     $290
(Diversified Ind) Index

                             ADDITIONAL INFORMATION

Any shareholder who intends to present a proposal at the 1999 Annual Meeting of shareholders and desires that it be included in the Company's proxy material must submit to the Company a copy of the proposal on or before November 19, 1998.



                            FORM 10-K ANNUAL REPORT

A copy of the corporation's annual report on Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended January 3, 1998 will be furnished without charge to shareholders upon written request directed to Donald E. Whitmore, Jr., Secretary, The Eastern Company, 112 Bridge Street, P.O. Box 460, Naugatuck, Connecticut 06770-0460.



                                 OTHER BUSINESS

Under Connecticut law, no business other than the general purpose or purposes stated in the notice of meeting may be transacted at an annual meeting of shareholders. If any matter within the general purposes stated in the notice of meeting but not specifically discussed herein comes before the meeting or any adjournment thereof, the persons named in the enclosed proxy will vote upon such matter in accordance with their best judgment.

This Proxy Statement and the above Notice are sent by order of the Board of Directors.


                                     Donald E. Whitmore, Jr.
                                     Secretary

March 20, 1998

SKU# 0389-PS-98

                                  PROXY

                              THE EASTERN COMPANY
                     112 Bridge Street, Naugatuck, CT 06770
        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

   The undersigned hereby appoints John W. Everets, David C. Robinson and Donald S. Tuttle, III, or any one or more of them, true and lawful attorneys and agents, with power of substitution for the undersigned in his name, place and stead, to vote at the Annual Meeting of Shareholders of The Eastern Company on April 22, 1998 and any adjournments thereof, all shares of common stock of said Company which the undersigned would be entitled to vote, if then personally present, as specified on the reverse side of this card on proposals 1 and 2 and in their discretion on all other matters coming before the meeting.

              (Important - To be signed and dated on reverse side)

                                                                    -----------
                                                                    SEE REVERSE
                                                                        SIDE
                                                                    -----------

[X] Please mark
    votes as in
    this example

    This proxy will be voted as directed by the stockholder but if no choice is specified, it will be voted FOR proposals 1 and 2.
--------------------------------------------------------------------------------
       The Board of Directors recommends a vote FOR proposals 1 and 2.
--------------------------------------------------------------------------------
    1. Election of Directors for 3-year terms:

    Nominees: C. Henry, D. Whitmore, Jr.

                [_]    FOR        [_]     WITHHELD
                       BOTH               FROM BOTH
                     NOMINEES             NOMINEES

    [_] ___________________________________________
        For both nominees except as noted above

                                      FOR          AGAINST        ABSTAIN
    2. Approval of the appoint-       [_]            [_]            [_]
       ment of auditors (Ernst &
       Young LLP).
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   MARK HERE FOR ADDRESS CHANGE AND NOTE
                                   AT LEFT                                 [_]


Two Signatures Needed if Held Jointly.
(IMPORTANT - FILL IN DATE)

Please sign names(s) exactly as it appears hereon. When signing as attorney, executor, trustee or in other representative capacity, state in full title.

Signature:________________ Date:_______ Signature:________________ Date:_______